EXHIBIT 99.11
                                  -------------

                                RG America, Inc.
                                October 31, 2005

Scott J. Giordano
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Direct Dial: (212) 407-4104
Fax: (212) 407-4990

                  RE:   RG AMERICA, INC. - Escrow Release
                        Gross Escrow Deposit: $1,400,000

Dear Mr. Giordano:

      These instructions are given to you pursuant to a Funds Escrow Agreement among RG AMERICA, INC. (the "Company"), Laurus Master Fund, Ltd. and Loeb & Loeb LLP as Escrow Agent. Subject to the terms set forth below, you are instructed to disburse $1,400,000 of the investor's funds received by you to and on the Company's behalf as follows:

      2. $878,000 - RG America, Inc., pursuant to the following wire instructions:

                    Bank             Bank of America - TX
                                     500 W Seventh Street
                                     Fort Worth, TX 76102

                    Account Name     RG America, Inc.
                                     Account # 004794829056
                                     ABA # 111000025

      3. $300,000 - Spencer Clark LLC, pursuant to the following wire instructions:

                    Bank             JP Morgan Chase Bank
                                     1985 Marcus Ave.
                                     1st Floor
                                     New Hyde Park, NY 10042

                    Account Name     Spencer Clark LLC
                    Account #        109-560825
                    ABA #            021000021


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      4. $195,000 - Laurus Capital Management, L.L.C. (management fees), pursuant to the following wire instructions:

                    Bank:            North Fork Bank
                                     New York, NY 10022
                    ABA Number:      021407912
                    For Credit to:   Laurus Capital Management, LL.C.
                    Account Number:  2774045278

      5. $25,000 - Laurus Capital Management, L.L.C. (for payment in full of all due diligence and documentation fees owed by the Company), pursuant to the following wire instructions:

                    Bank:            North Fork Bank
                                     New York, NY 10022
                    ABA Number:      021407912
                    For Credit to:   Laurus Capital Management, LL.C.
                    Account Number:  2774045278

      6. $2,000 - Loeb & Loeb LLP (for escrow agent fee), pursuant to the following wire instructions:

                    Bank:            Citibank, N.A.
                    ABA No:          021000089
                    Acct. No.:       02674308

                    Reference:       Laurus Escrow Arrangement


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                                Very truly yours,

                                RG AMERICA, INC.

                                By:
                                   ---------------------------------------------


Accepted and Agreed:

Laurus Master Fund, Ltd.

By:
   ---------------------


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                                   Schedule 1
                                   ----------

RG America, Inc.
1507 Capital Avenue
Suite 101
Plano, TX 750742

Bank of America - Texas
500 W Seventh Street
Fort Worth, TX 76102

129. Laurus Capital Management, LLC
825 3rd Ave. 14th Floor
New York, NY 10022

130. Loeb & Loeb
345 Park Avenue
New York, NY 10154

131. Spencer Clark LLC
505 Park Avenue / 4th Floor
New York, NY, 10022

132. JP Morgan Chase Bank
1985 Marcus Ave.
1st Floor
New Hyde Park, NY 10042